UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment Number 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pocket Games, Inc.

(Exact name of registrant as specified in its charter)

Florida	7372	46-3813936
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Number)	Identification Number)

Pocket Games Inc.

305 Forest Ave,

Woodmere, NY, 11598

Telephone 347-318-8859

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

305 Forest Ave,

Woodmere, NY. 11598

Telephone 347-318-8859

  (Address, including zip code, and telephone number,

including area code, of agent for service)

All Communications to:

Brenda Lee Hamilton, Esquire

Hamilton & Associates Law Group, P.A.

101 Plaza Real Suite 202 N

Boca Raton, Florida 33432

Telephone No. (561) 416-8956

Facsimile No.: (561) 416-2855

http://www.securitieslawyer101.com

 (Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Amount of shares of common stock to be registered(1) (2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Common Stock, par value $$0.0001 per share	3,675,000	$.25	$918,750	$118.34

(1)	Represents 3,675,000 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement.
(2)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(3)	Until such time as our common shares are quoted on the OTC Bulletin Board, our shareholders will sell their shares at the price of $.25 per share.
(4)	Calculated under Section 6(b) of the Securities Act of 1933 as $.00012880 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY __, 2014

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Pocket Games, Inc.

3,675,000 Common Shares

Selling shareholders are offering up to 3,675,000 shares of common stock.  The selling shareholders will offer their shares at $.25 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or on any listed exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January __, 2014.

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Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Summary Information	6

Risk Factors	7

Use Of Proceeds	14

Determination Of Offering Price	14

Dilution	14

Selling Shareholders	14

Plan Of Distribution	17

Legal Proceedings	19

Directors, Executive Officers, Promoters, And Control Persons	19

Security Ownership Of Certain Beneficial Owners And Management	20

Description Of Securities	21

Interest Of Named Experts	23

Disclosure Of Commission Position On Indemnification For Securities Liabilities	23

Description Of Business	23

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	31

Certain Relationships And Related Transactions	34

Market For Common Equity And Related Stockholder Matters	34

Executive Compensation	36

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure	38

Financial Statements	41

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We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Pocket Games” the “Company,” “we,” “us,” and “our” refer to Pocket Games, Inc., a Florida corporation.

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SUMMARY INFORMATION

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Company Organization

Pocket Games, Inc. (“us”, “we” or “our”) is a Florida corporation formed on October 4, 2013, by our chief executive officer David Lovatt to develop and distribute mobile sports games. Our principal executive office is located at 305 Forest Ave, Woodmere, NY, 11598. Our telephone number is 347-318-8859. Our website is www.pocketgamesinc.com and is not part of this prospectus.

Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) development of our first game Pocket Football, and (iv) development of a SH3G a mobile game for a related party. We have not completed development of either Pocket Football or SH3G.

From our inception on October 4, 2013, until the date of this filing we have had limited operating activities. Since October 4, 2013, (inception) through October 31, 2013 and January 13, 2014, we had revenues of $5,000 and $28,550 respectively from a related party. From inception to October 31, 2013, we have a net loss of $46,916.

From inception until October 31, 2013, and January 13, 2014, we raised an aggregate of $81,000 from the sale of our common stock. We used the proceeds of the offering for working capital.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
•	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
•	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
•	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

As of the date of this prospectus, we had 10,175,000 shares of common stock outstanding.

Selling shareholders are offering up to 3,675,000 shares of common stock. The selling shareholders will offer their shares at $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We will pay all expenses of registering the securities, estimated at approximately $65,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

The tables and information below are derived from our audited financial statements for the period from October 4, 2013 (Inception) to October 31, 2013.  Our working capital as of October 31, 2013 was a deficit of $19,741. As of January 13, 2014, we had cash on hand of $25,014.

October 31, 2013
Financial Summary (Audited)
Cash	$21,458
Total Assets	$76,513
Total Liabilities	$42,929
Total Stockholder’s Equity	$33,584

October 4, 2013(Inception) to October 31, 2013
Statement of Operations
Revenue	$5,000
Total Expenses	$51,916
Net Loss for the Period	$(46,916)
Net Loss per Share	$(0.01)

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

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Risks Related to Our Financial Condition

There is substantial doubt about our ability to continue as a going concern as a result of our limited operating history and financial resources, and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We incurred net losses of $46,916 from our inception through October 31, 2013. As a result, our independent registered public accounting firm has included an explanatory paragraph in their audit opinion that we may be unable to continue as a going concern. Our limited operating history and financial resources raises substantial doubt about our ability to continue as a going concern and our financial statements contain a going concern qualification. Our financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We are an early stage company with little or no historical performance for you to base an investment decision upon, and we may never become profitable.

We were recently formed on October 4, 2013. From our inception through October 31, 2013 and January 13, 2014, we had revenues of $5,000 and $28,550, respectively from a related party. Accordingly, we have limited historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by early stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage company, and whether we will ever become profitable.

If we are unable to generate sufficient revenues for our operating expenses we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

We were recently formed on October 4, 2013. From our inception through October 31, 2013 and January 13, 2014, we had revenues of $5,000 and $28,550, respectively from a related party. Because we have limited revenues and lack historical financial data, including revenue data, our future revenues are unpredictable. Our operating expenses are presently approximately $20,000 per month or $240,000 annually. After this registration statement is declared effective our operating expenses will be approximately $22,000 per month or $264,000 annually. We will require $22,000 per month or $264,000 over the next twelve months to meet our existing operational costs, which consist of rent, advertising, salaries and other general, administrative expenses to comply with the costs of being an SEC reporting company.

As of January 13, 2014, we had cash on hand of $25,014 for our operational needs. If we fail to generate sufficient revenues to meet our monthly operating costs of $22,000 we will not have available cash for our operating needs after approximately one month. Until we generate material operating revenues, we require additional debt or equity funding to continue our operations. We intend to raise additional funds from an offering of our stock in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding. We do not have any plans or specific agreements for new sources of funding and we have no agreements for financing in place.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $22,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

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Risks Related to Our Business

We will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, upon effectiveness of this registration statement which does not require a company to file all the same reports and information as a fully reporting company.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided that we have less than 300 shareholders, we are not required to file these reports. If the reports are not filed, the investors will have reduced information about us including about our business, plan of operations and financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings of our common shares; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

If we are unable to establish strong brand recognition of our mobile games, we will not be able to generate meaningful revenues.

The social gaming market is driven by brand name recognition and virtual goods. We must develop unconventional social gaming applications to build brand recognition of our games. Brand recognition will establish a position in the mobile gaming market and if successful, will help us generate revenues. If we do not establish our brand name, we will not be able to generate meaningful revenues and our business could fail.

We may be unable to gain market acceptance of our products which are not yet developed.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of our mobile games that are presently under development.  Our products will ultimately represent a very small segment in the mobile game industry when they are completed. Should our target market not be as responsive to our mobile game products we will be unable to generate sufficient revenues to become profitable.

While many new products, such as our planned products, are regularly introduced, only a relatively small number of mobile games account for a significant portion of net revenue in our industry. Our products may not be a desired for purchase by consumers, or competitors may develop titles that imitate or compete with our prospective mobile games, and take our targeted revenue stream away from us or reduce our ability to command profitable revenue streams for our game. Mobile game products published by our competitors may take a larger share of our target market than we anticipate, which could cause our game revenue streams to fall below our expectations. If our competitors develop more successful products or offer competitive products at lower price, our revenue, margins, and profitability will decline.

Technology changes rapidly in the mobile gaming industry and if we fail to anticipate or successfully implement new technologies into our games our revenues will be negatively impacted.

Rapid technology changes in the mobile game industry require us to anticipate, sometimes years in advance, which technologies we will implement and develop in order to be competitive.  We must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, and negatively impact our revenues.

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We are planning to use third parties to develop our game. We will have less control over third parties because we cannot control their personnel, schedule or resources. It will be more difficult to detect design faults and software errors. Any such fault or error could cause delays in delivering our product or require design modifications delays or defects would likely have a more detrimental impact on our business than if we were a more established company. Any of these factors could cause a game not to meet our quality standards or expectations, or not to be completed on time or at all. If this happens, we could lose anticipated revenues, or our entire investment in our game.

If we are unable to complete the development of our mobile games we will not be able to generate meaningful revenues and you will lose your investment.

We have not completed development of any our games and we have limited revenues of $5,000 and $28,550 through October 31, 2013, and January 13, 2014, respectively which were derived from a related party to develop a game.  We have subcontracted the development of the game to a third party.  The success of our proposed business will depend on the completion and the acceptance of our products by the general public.

We currently have no protection by any trademarks, patents and/or other intellectual property registrations. If we are unable to protect our intellectual property rights, our proposed business will fail.

We have not applied for any trademark, patent or other intellectual property registration with any governmental agency for our name or for our software product. At present we are planning to enter into non-disclosure agreements with employees to protect our technology. Despite our precautions taken to protect our proposed software programs, unauthorized parties may attempt in the future to reverse engineer, copy or obtain and use our game. If they are successful we could lose our technology or they could develop similar programs, which could create more competition for us and even cause our proposed business operations to fail.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies that have established products with brand recognition and greater financial resources than we have. We will be at a competitive disadvantage in gaining brand recognition, employees, financing and other resources required to provide mobile game products demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. If we are unable to effectively compete with other mobile game providers our business will fail and you will lose your entire investment.

As our business grows, we will need to attract additional managerial employees which we might not be able to do.

We have two officers and directors, Mr. David Lovatt and Elliot Polatoff, our treasurer and secretary. In order to grow and implement our business plan, we would need to add managerial talent in sales, technical, and finance to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Risks Related To Our Management

Should we lose the services of David Lovatt, our founder, chief executive officer, president and sole director, our financial condition and proposed expansion may be negatively impacted.

Our future depends on the continued contributions of David Lovatt, our founder, chief executive officer, president and sole director who would be difficult to replace. The services of Mr. Lovatt are critical to the management of our business and operations. We do not maintain key man life insurance on Mr. Lovatt. Should we lose the services of Mr. Lovatt and be unable to replace his services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

David Lovatt, our officer and director has other business interests which may create conflict of interests which may not be resolved in our favor

David Lovatt, our Chief Executive Officer and sole director serves as an officer of DNA Interactive Games Limited, a company in the gaming business and our customer which has been our sole source of revenues to date. Accordingly, the personal interests of Mr. Lovatt and DNA Interactive Games may come into conflict with our interests and those of our minority stockholders. We, as well as DNA Interactive Games Limited, may present Mr. Lovatt with business opportunities, which are simultaneously desired. Additionally, we may compete with DNA Interactive Games for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

You may have difficulty in enforcing any judgment against David Lovatt, our Chief Executive Officer as he is a resident of the United Kingdom and not of the U.S., and is located outside the U.S.

David Lovatt, our Chief Executive Officer is a resident of the United Kingdom and not of the U.S., and is located outside the U.S. As a result, it could be difficult for investors to effect service of process of Mr. Lovatt in the U.S., or to enforce a judgment against Mr. Lovatt obtained in the U.S..

We will incur additional costs and management time related expenses pertaining to SEC reporting obligations and SEC compliance matter and our management has no experience in such matters.

David Lovatt, our chief executive officer, president and director and Elliot Polatoff, our treasurer and secretary are responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to our chief executive officer and at times will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities law violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

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Because we do not have an audit or compensation committee, shareholders will have to rely on the one member of our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions are performed by our sole director. Because our sole director is not independent, there is a potential conflict between their or our interests and our shareholders’ interests since David Lovatt, our sole board member is also our chief executive officer and president who will participate in discussions concerning management compensation and audit issues that may be affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any April 30 before that time, in which case we would no longer be an emerging growth company as of the following April 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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Risks Related to Our Common Stock

Our chief executive officer, president and sole director has voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

As of the date of this prospectus, we had 10,175,000 shares of common stock outstanding, each entitled to one vote per common share. Our chief executive officer, president and sole director, David Lovatt holds 3,500,000 and our treasurer and secretary, Elliot Polatoff holds 2,500,000 shares. The shares held by Lovatt and Polatoff represent approximately 59% of our outstanding common shares. As a result, our management has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors. Mr. Lovatt’s control of our voting securities may make it impossible to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Bulletin Board.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 499,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of the date of this prospectus, we had 10,175,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 488,825,000 shares of common stock and 1,000,000 shares of preferred stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Additionally, we are authorized to issue 1,000,000 shares of blank check preferred stock of which no shares are outstanding. As such, we may issue an additional 1,000,000 shares of preferred stock. Our board of directors may designate the rights, terms and preferences of our authorized but unissued preferred shares at its discretion including conversion and voting preferences without notice to our shareholders.

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Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

We will not receive proceeds from the sale of the shares by selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering were arbitrarily determined. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

• Our lack of significant revenues

• Our growth potential

• The price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING STOCKHOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or is affiliated with a broker-dealer. All selling security holders may be deemed underwriters. The percentages below are based upon 10,175,000 common shares outstanding.

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				Number of
				Common
				Shares	Percentage
				held after	held after
				Offering	offering
				assuming	assuming
				all	all
	Number		Number of	Common	Common
	Of Common	Percentage	Common	Shares	Shares
	Shares Held	owned before	Shares	being	being
	before the	the	Being	registered	registered
Name of Beneficial Holder	Offering	Offering(1)	Offered	are Sold	are sold
Steve Mellner	500,000	4.9%	500,000	0	0
Michael Zylberberg	375,000	3.6%	375,000	0	0
Jason Klor	400,000	3.9%	400,000	0	0
Deborah Katz (4)	100,000	.98%	100,000	0	0
Shlomo Katz (4)	100,000	.98%	100,000	0	0
Mordechai Goldfeder	100,000	.98%	100,000	0	0
Michael Fulda (2)	400,000	3.9%	400,000	0	0
Evan Pockriss	50,000	.49%	50,000	0	0
Shoshana Rumstein (3)	100,000	.98%	100,000	0	0
Benjamin Pollack (3)	150,000	1.47%	150,000	0	0
Mordecai Lent	300,000	2.9%	300,000	0	0
Adam Isaac Yanofsky	200,000	1.96%	200,000	0	0
Elisha Aryeh	200,000	1.96%	200,000	0	0
Yaakov Fulda (2)	1,000,000	9.8%	500,000	500,000	4.9%
Hamilton & Associates Law Group P.A. (5)	200,000	1.96%	200,000	0	0
Total	4,175,000	40.76%	3,675,000

[1]	Assuming that all 3,675,000 shares registered are sold.

[2]	Yaakov Fulda is the father of Michael Fulda. Yaakov and Michael Fulda are above the age of 18 and do not reside in the same household.
[3]	Shoshana Rumstein and Benjamin Pollack are husband and wife.
[4]	Deborah Katz and Shlomo Katz are husband and wife.

[5]	Hamilton & Associates Law Group is owned and controlled by Brenda Hamilton.

Holders of Record

We have 17 shareholders of record.

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Offers and Sales of Securities

		Total			How
	Price	Consideration	Number		Shareholder
	Per	Paid by	of Shares	Payment	Know at	Offer	Sale
Name	Share Paid	Shareholder	Purchased	Method	Time of Offer	Date	Date
Steve Mellner	$.004	$2,000	500,000	Check	Pre-existing relationship with Elliot Polatoff	10/5/13	11/06/13
Michael Zylerberg	$.004	$1,500	375,000	Check	Pre-existing relationship with Elliot Polatoff	10/5/13	11/04/13
Jason Klor	$.025	$10,000	400,000	Check	Pre-existing relationship with Elliot Polatoff	10/10/13	12/05/13
Deborah Katz (1)	$.025	$2,500	100,000	Check	Pre-existing relationship with Elliot Polatoff	10/10/13	11/21/13
Shlomo Katz(1)	$.025	$2,500	100,000	Check	Pre-existing relationship with Elliot Polatoff	10/10/13	11/21/13
Mordechai Goldfeder	$.025	$2,500	100,000	Check	Pre-existing relationship with Elliot Polatoff	10/10/13	11/15/13
Michael Fulda(2)	$.025	$10,000	400,000	Check	Pre-existing relationship with Elliot Polatoff	10/10/13	12/05/13
Evan Pockriss	$.05	$2,500	50,000	Check	Elliot Polatoff	10/22/13	11/11/13
Shoshana Rumstein (3)	$.05	$5,000	100,000	Check	Pre-existing relationship with Elliot Polatoff	10/28/13	10/28/13
Benjamin Pollack(3)	$.05	$7,500	150,000	Check	Pre-existing relationship with Elliot Polatoff	10/28/13	11/07/13
Mordecai Lent	$.05	$15,000	300,000	Check	Pre-existing relationship with Elliot Polatoff	10/24/13	10/24/13
Adam Isaac Yanofsky	$.05	$10,000	200,000	Check	Pre-existing relationship with Elliot Polatoff	10/22/13	10/22/13
Elisha Aryeh	$.05	$10,000	200,000	Check	Pre-existing relationship with Elliot Polatoff	11/6/13	11/06/13
Yaakov Fulda(2)(4)	N/A	Services Rendered	1,000,000	N/A	N/A	N/A	N/A
Hamilton & Associates Law Group. P.A. (5)	N/A	Services Rendered	200,000	N/A	N/A	N/A	N/A
Total		$81,000	4,175,000

We are registering up to 500,000 common shares for each selling shareholder. We are not registering common shares held by our officers or directors. We are registering 500,000 shares for one selling shareholder who rendered services to us. During October and November 2013, we sold 2,775,000 common shares for cash consideration and 700,000 common shares for services to the selling stockholders as reflected in the chart below.

(1) Deborah and Shlomo Katz are husband and wife.

(2) Yaakov Fulda is the father of Michael Fulda.

(3) Shoshana Rumstein and Benjamin Pollack are husband and wife.

(4) Yaakov Fulda is the father of Michael Fulda. On October 15, 2013 we issued 1,000,000 shares to Yankov Fulda. We valued these shares at $.05 per share or an aggregate of $50,000.

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(5) On December 12, 2013, we issued 200,000 shares to Hamilton & Associates Law Group, P.A. for services rendered. We valued these share at $.05 per share or an aggregate of $10,000.

We relied on Section 4(2) of the Securities Act of 1933, as amended for the offer and sale of the securities below. We believe that Section 4(2) was available because:

•Each investor had a pre-existing relationship with our chief executive officer or our secretary, Elliot Polatoff at the time of the offer and sale.

•None of these issuances involved underwriters, underwriting discounts or commissions.

•Restrictive legends were and will be placed on all certificates issued as described above.

•The distribution did not involve general solicitation or advertising.

•The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the foregoing transactions, we provided the following to all investors:

•Access to all our books and records.

•Access to all material contracts and documents relating to our operations.

•The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 3,675,000 shares of common stock. The selling shareholders will offer their shares at $.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

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The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

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Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office are required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position

David Lovatt	39	Chief Executive Officer and Director
Elliot Polatoff	46	Treasurer and Secretary

David Lovatt, Chief Executive Officer, President and Director

David Lovatt became our Chief Executive Officer and Director on October 4, 2013. From November 10, 2010 to December 1, 2013. Mr. Lovatt was the chief executive officer of DNA Dynamics, Inc. His responsibilities included overseeing product development and operations. From September 1, 2008 until February 1, 2011, Mr. Lovatt was the chief executive officer of Cloud Centric System Inc.

As our director, Mr. Lovatt’s experience in video game development and operations qualifies him to be our director. Mr. Lovatt has a Bachelor’s of AA’s in the University of Muddersfield, in West Yorkshire, England.

David Lovatt, our Chief Executive Officer is a resident of the United Kingdom and not of the U.S., and is located outside the U.S.

Elliot Polatoff, Treasurer and Secretary

Elliot Polatoff became our treasurer and secretary on October 4, 2013. From December 1, 2012 until May 1, 2013, Mr. Polatoff was the office manager of Five Towns Neurology. From June 2012, until October 2012, Mr. Polatoff was the residential manager of Human Care Services. From September 2007 until September 2009, Mr. Polatoff was the Chief Executive Officer of Party Source, Inc., an entertainment company.

Family Relationships and Other Matters

There are no family relationships between any of our shareholders and our officers and directors.

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Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

•Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or

•Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

We have one member of our board of directors, David Lovatt who also serves as our chief executive officer and majority shareholder. Mr. Lovatt is not “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 305 Forest Ave, Woodmere, NY 11598.

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		Amount
Title of		Beneficial	Direct	Indirect	Percent
Class	Position	Ownership(1)	Ownership	Ownership	of Class

COMMON	David Lovatt(2) Chief Executive Officer President, Director	3,500,000	3,500,000	0	34.39%
COMMON	Elliot Polatoff (3) Treasurer, Secretary	2,500,000	2,500,000	0	24.57%
COMMON	Yaakov Fulda (4)	1,000,000	1,000,000	0	9.80%
COMMON	All officers and directors as a Group (2 persons)	7,000,000	7,000,000	0	68.76%

(1)	This table is based upon information derived from our stock records. Applicable percentages are based upon 10,175,000 shares of common stock outstanding as of the date of this Prospectus.
(2)	On October 4, 2013, we issued 2,500,000 shares of our common stock at a price of $.0001 per share or an aggregate of $250. On December 9, 2013 we sold 1,000,000 common shares to David Lovatt for the price of $.05 per share or an aggregate price of $50,000.
(3)	On October 4, 2013, we issued 2,500,000 shares of our common stock to Elliot Polatoff at a price of $.0001 per share or an aggregate price of $250.
(4)	On October 15, 2013, we issued 1,000,000 shares of our common stock to Yaakov Fulda in exchange for services to be rendered to us. We valued these shares at a per share price of $.05 or an aggregate of $50,000.

We are not registering shares held by our officers and directors. The chart above is based upon 10,175,000 shares outstanding. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table are subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 499,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock. As of the date of this prospectus there are 10,175,000 shares of our common stock issued and outstanding held by 17 stockholders of record, and no shares of our preferred stock outstanding

Common Stock

Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders including of our Series A Preferred Shares described below is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

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To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our Board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Upon our liquidation or dissolution, the assets legally available for distribution to holders of shares of the common stock, after payment of all of our obligations, are distributable ratably among the holders of the then outstanding common stock.

All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock with a par value of $$0.0001 per share. No preferred shares are outstanding. Our board of directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the board of directors may determine.

Florida Anti-Takeover Laws

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

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INTEREST OF NAMED EXPERTS

The financial statements from October 4, 2013 (inception) through October 31, 2013, included in this prospectus have been audited by Salberg & Company P.A. independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Hamilton & Associates Law Group, PA. Brenda Hamilton, principal of Hamilton & Associates Law Group, P.A. owns 200,000 shares of our common stock, which are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization Within The Last Five Years

We were incorporated in the state of Florida on October 4, 2013, to engage in the development and sale of mobile games for the Apple and Android platforms.

Our principal executive office is located at 305 Forest Ave, Woodmere, NY, 11598, and our telephone number 347- 318-8859. Information contained in, or accessible through, our website does not constitute part of this prospectus.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Since our inception on October 4, 2013, through October 31, 2013, and January 13, 2014, we raised an aggregate of $81,000 from the sale of our common stock. Since our inception through October 31, 2013 and January 13, 2014, we generated revenues of $5,000 and $28,550, respectively from a related party transaction. From October 4, 2013 (inception) to October 31, 2013, we have a net loss of $46,916.

Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) development of our mobile game Pocket Football; and (iv) entering into an agreement with a related party, DNA Interactive Games, Inc. a game developer, to develop a mobile game known as SH3G.

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We plan to develop and sell mobile games for the Apple and Android platforms. We have recently started development of our first mobile game Pocket Football. We also plan to develop mobile games for third parties.

Pocket Football

Pocket Football is in development for our own IP release. Pocket Football is a multiplayer game based on American Football.

The game is casual 'turn-based' multiplayer American football game where players take turns selecting plays and watch the action unfold on the gridiron.

Pocket American Football: The Basic Game Outline

•	Challenge friends to play an American football game
•	Challenger starts in offense, selects play & boosts
•	Friend receives challenge & picks best defense
•	Sequence is played out (e.g. ‘touchdown’) in full 3D
•	1 turnaround per player per quarter
•	Monetization through Play Boosts and unlocking New Plays

Our total cost is anticipated to be approximately $135,000 for the initial iOs platform and $50,000 for each additional platform. During development of our application we need to join the Apple Developer Program, which will cost us US$99/year. We have just started development of our first mobile game and there is no guarantee that we will ever develop this game. We will develop other mobile games when/if our first mobile game is successful and we have available funds for further development.

Pocket Football is aimed at a closely-targeted player base (fans of American Football that play/used to play computer/console/mobile phone games). These players are likely to be both dedicated & competitive and, as such, we are gearing the monetization mechanics towards making in-game progression easier/faster (focusing on the competitive and convenience monetization motivations). Spending money does not guarantee ‘winning’ but does improve the player’s chances.

As such we have opted for a two-currency system (Stars and Bucks) that caters to a variety of player motivations (to purchase) including:

•	Consumables – purchases that provide a temporary performance boost in order to progress faster/better. At launch these consumables take the form of ‘play boosts’ (see image below); these can be augment on either the offensive or defensive play, giving a performance improvement and/or nullifying the opponent’s advantage. These ‘boosts’ are purchased in game with stars.

•	One-off purchases – purchases that unlock a feature or benefit permanently for that user. In Pocket Football these take the form of additional tactical plays. Having these additional plays at your disposal Increases your chances of success against your opponent thus making you more competitive. In the example below, the player has purchased the ‘Pitch’ defensive play.

Obtaining Currency

•	players earn stars at each point in the game (e.g. by successfully making 10 yards or by sacking the opponent’s quarterback), at each leveling-up point and by completing Incentivized actions such as inviting new players to the game. The rate at which they can earn stars diminishes as the player progresses (as they ‘level up’) meaning that if they wish to repeatedly buy play boosts (up to two per every play) then their star currency balance will often fall to zero. These ‘chokes points’ are designed to Incentivize a purchase of stars with real money and the game offers players the opportunity to do so at these points with targeted message pop-ups.

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•	the game also seeds the users with some initial bucks for free but players do not earn more bucks thereafter by playing. This is specifically done to encourage the player to buy their first premium play (without spending real money) in order to illustrate the in-game benefit of having extra plays and to make it apparent that having bucks makes this possible.

Both currencies can be bought quickly and easily through in-app purchases (‘IAPs’). This is done simply by:

•	Tapping on the currency icons at the top of the screen
•	Selecting the stars or bucks package to purchase
•	Confirming that you wish to make the purchase

This process can take less than 20 seconds and the player receives their stars/bucks instantly. The purchase will be registered via the Apple App Store and we receive 70% of the gross revenue.

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Third Party Game Development

On October 22, 2013 we entered into an agreement with DNA Interactive Games Limited, a company formed under the laws of the United Kingdom (“DNAIG”), which is controlled by our Chief Executive Officer, David Lovatt, to develop a game known as SH3G for iPad and the Android tablet platforms. DNAIG agreed to pay us an aggregate of $56,050 as we meet certain milestones. To date we have received $28,550. We expect to receive an additional $27,500 as we meet the milestones below.

Milestone	Amount Paid Upon Milestone	Milestone Date
Delivery of Economic Campaign	$7,500	2/3/14
Delivery of Military Campaign	$3,000	2/16/14
Delivery of Sieges and Digital Licensed Content	$3,000	3/10/14
Delivery of Completed Android Version of completed Game	$14,000	3/31/14
Total	$27,500

Meeting the milestones above is dependent upon us raising sufficient capital through placement of our common stock or issuance of debt securities. We have not located investors to provide us with the capital required to meet these milestones and we may not be successful in locating investors to provide us with capital. If we are unable to obtain financing, we will not meet the milestones above may have to suspend or cease operations.

The Mobile Game Market

According to eMarketer.com, the number of US mobile gamers has increased and will continue to increase.

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Revenue

Mobile game developers can propose and publish their applications in online stores and are paid a portion of revenue from the selling price. Apple’s App Store, for example, distributes third party mobile games and applications for iOS devices, such as iPod, iPhone and iPad. Visitors to the store can browse and download applications from the iTunes Store that were developed with the iOS  SDK or Mac SDK and published through Apple, Inc. Depending on the application, they are available either for free or at a cost. The applications can be downloaded directly to the user’s device, or downloaded onto a computer using iTunes.  With the Apple store, 30% of revenue from the store goes to Apple, and 70% go to the producer of the application.

Android Play is another big and popular online software store developed by Google for Android OS devices. Its gateway is an application program called “Play”, preinstalled on most Android devices, allows users to browse and download applications published by third-party developers. Google announced the Android Market on 28 August 2008, subsequently renamed it to Google Play, and made it available to users on 22 October 2008. The Android Play application is not open source. Only Android devices that comply with Google’s compatibility requirements may install and access Google’s closed-source Android Play application, subject to entering into a licensing agreement with Google. Developers in 29 countries may sell applications on the Android Market. Application developers receive 70% of the application price, with the remaining 30% distributed among carriers and payment processors (Google does not take a percentage).

In addition to these main players, there are over 100 additional Android orientated stores available around the globe. Third party stores such as the Samsung Store dominate the Asian Market. Access to these stores is equally open to third party developers who qualify. Qualification is normally a simple case of subscribing to the Store’s Terms & Conditions and having an App available for sale.

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We plan to generate revenue from the following sources:

•	Sale of our mobile games

Where we plan to sell our mobile games on the App Store site as opposed to adopting the ‘Freemium’ model, the Store Provider will typically claim 30% of the revenue from the sale of each app, leaving us with 70%.

•	In-game purchases

Freemium is a business model that has existed in videogames (and other industries) for quite some time but one that has, in the last 2-3 years, been adopted by a large number of games developers / publishers both big and small. Freemium is not about giving your product(s) away for free. Freemium gives you a way of leveraging the availability of low cost (in the case of Facebook games hosted in ‘the cloud’), or even free digital distribution (as is the case for iOS/Android markets). To better understand the Freemium model you should note that:

•	That there are zero cost barriers preventing players from trying your game (compared to a $40 upfront outlay to ‘try’ a PC or console game for example).
•	A player who doesn’t pay is still (a) a marketing channel, e.g. to their friends, and (b) helping to provide critical mass of players that those who do choose to pay can play with or against.
•	That players are motivated to pay for optional aspects of the game or items within it because:
•	They can customize the experience to their liking
•	They can progress faster that non-payers (convenience)
•	They can pay for additional content
•	They can compete more effectively against other players.
•	That purchase opportunities (price points) can be provided along the entire price elasticity curve (from $0.99 to $999) and with no limit on potential purchases, thus catering to the financial capabilities/preferences of all players

Key input factors that determine the effectiveness of a Freemium game (other than product quality and levels of service provision) are:

•	How often the players engage (e.g. sessions/day and session length)
•	How long players retain for (e.g. 30 day, 90 day retention)

In-game purchases refer to items or points that a player can buy for use within a virtual word to improve a character or enhance the playing experience. The virtual goods that the player receives in exchange for real-world money are non-physical and are generally created by the game ’ s producer.

•	In-game ads

One of the major benefits of advertising on a mobile game is that advertisers can take advantage of the users’ geographic and demographic information and target their ads appropriately. Revenue is generated according to the PPC (Pay Per Click) model, where advertisers pay the hosting service a flat rate each time the ad is clicked.

Marketing And Sales Strategy

We plan to market our products as follows:

PR / Social Networks. We plan to use social networks and media such as twitter, myspace, facebook and blogs to drive traffic to our website by creating forums that contain information about our products including product support information.

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Free App Promotions.  We plan to take advantage of free app promotion when possible.  Games with some kind of Premium element (either paid or a special in-app purchase giveaway) can be promoted using free app promotion networks, such as AppAllStar and FreeAppADay to distribute content to a much larger audience.

Pay Per Install.  We plan to use Networks such as TapJoy and W3i to drive installs in (mostly) Freemium games.   The installs are driven from an Offerwall (a page of offers that gives you a reward in the current game you are playing if you install another game or App).

Mobile Advertising Networks.  We plan to advertise on networks across iOS and Android.  Services such as Admob, iAd and Chartboost all offer campaigns for app promotion either on a PPC (Pay-Per-Click) or PPI (Pay-Per-Install) basis.  Most of these networks operate on a bid basis, by bidding a larger amount you have more chance of your ads being displayed.

Preview / Review Sites and Blogs.  We plan to advertise on mobile game review sites that are willing to rate games which provides games exposure.  Websites, such as 148Apps and Pocket Gamer, are good examples of industry respected, mobile game review sites that have large audiences.  Several traditional gaming websites such as IGN and Eurogamer also review mobile games.

Social PlugIns.  We plan to deliver our games using several 3rd Party Plugins. Pocket Football already has integrated plugins for Apple’s GameCenter, Facebook, Urban Airship, Playhaven, Tapjoy, Flurry and Chartboost SDK. These Plugins have several and varied uses, from simple paid per click advertising campaigns, through advertsiisng and click shares to detailed analytics and reporting.  We are currently investigating several other PlugIn’s for integration, such as GREE, Scoreloop, and Fiksu.

Paid for Keyword and Advertising. We plan to market our products by purchasing advertising on gaming blogs and websites and through aggregation networks such as Fiksu. We plan to use this marketing method if a game is either being promoted through other methods or if the game is already well known and has brand awareness. We plan to use keyword advertising on Google to drive traffic to a game’s landing page on Facebook Fan Page or YouTube Video.

Employees and Consultants

We have 2 employees who are also our officers and director. Our chief executive officer, president and sole director, David Lovatt oversees our day to day operations and product development. Our secretary and treasurer Elliot Polatoff, oversees our financial matters.

On October 15, 2013, we entered into an agreement with Yaakov Fulda to provide us with up to 20 hours of consulting services for a period of six months. Mr. Fulda's services consist on advising us about business sales, marketing, finance and mergers and acquisitions. We agreed to pay Mr. Fulda 1,000,000 shares of our common stock and $50,000 for his services. The agreement may be terminated by either party with 15 days’ notice.

None of our employees are employed under a collective bargaining agreement. We believe we have an excellent relationship with our employees and independent contractors.

We intend to hire additional employees and independent contractors on an as needed basis.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

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Location

Our offices are located at 305 Forest Ave, Woodmere, NY, 11598. We lease our offices at this location from our shareholder and consultant, Yaakov Fulda on a month to month basis pursuant to a written lease. We occupy approximately 500 square feet at this location in exchange for $500 per month. To date, we have not paid rents and all amounts will accrue until June 1, 2014.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Patents and Trademarks

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

Competitive Business Conditions

The mobile game market is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction of our mobile game and its enhancements, its functionality, performance, reliability, customer service and support and marketing efforts. Due to the relatively low barriers to entry in the mobile game market, we expect additional competition from other emerging companies. Many of the Company’s existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development and promotion of their mobile games. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Government Approvals

We are not required to obtain governmental approval of our products.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

Sources and Availability of Raw Materials

We do not use raw materials in our business.

Backlog of Orders

We have no backlog of orders.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

Status of any Publicly Announced New Product or Service

We do not have any publicly announced new product or service.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on October 4, 2013, to engage in the development and distribution of mobile games. We have generated only minimal revenues from business operations from a related party. Our independent registered public accounting firm has issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business unless we obtain additional capital to pay our ongoing operational costs. Accordingly, we must locate sources of capital to pay our operational costs.

Results of Operations

From inception (October 4, 2013) through October 31, 2013, our business operations have primarily been focused on developing our business plan and developing our first product, Pocket Football which is not yet complete. The milestones for the development of Pocket Football and related costs are set forth in the chart below.

Milestone	Amount Paid Upon Milestone	Milestone Date
Development of IT1 Pre-production	$25,000	2/17/14
Development of IT2 First Gameplay	$30,000	5/12/14
Development of IT3 Alpha Build	$40,000	7/4/14
Development of IT4 Submission to Apple	$29,000	8/1/14
Completion	$8,454	8/21/14
Total	$132,454

DNAIG agreed to pay us an aggregate of $56,050 as we meet milestones as set forth in the chart below. To date we have received $28,550. We expect to receive additional payments of $27,500 as we meet milestones as set forth in the chart below.

Milestone	Amount Paid Upon Milestone	Milestone Date
Delivery of Economic Campaign	$7,500	2/3/14
Delivery of Military Campaign	$3,000	2/16/14
Delivery of Sieges and Digital Licensed Content	$3,000	3/10/14
Delivery of CompletedA ndroid Version of completed Game	$14,000	3/31/14
Total	$27,500

Meeting the milestones set forth in the two charts above is dependent upon us raising sufficient capital through placement of our common stock or issuance of debt securities. We have not located investors to provide us with the capital required to meet these milestones and we may not be successful in locating investors to provide us with capital. If we are unable to obtain financing, we will not meet the milestones above may have to suspend or cease operations.

From inception on October 4, 2013, through October 31, 2013, we incurred expenses of approximately $51,916 on costs and expenses including our cost of revenues, legal, accounting and SEC filing costs. All cash held by us is the result of the sale of common stock to our two officers, and 15 accredited, non-affiliated investors.

As of January 13, 2014, we had cash on hand of $25,014 which is sufficient to pay for our operating costs for one month. If we are unable to generate sufficient revenues or raise additional monies to fund our operations we will be unable to complete development of our products and may be forced to cease operations.

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We have generated minimal revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent on organizational matters and development of our first mobile game product, Pocket Football.

Our results of operations are summarized below:

October 4, 2013 (Inception)
To October 31, 2013
Revenue	$5,000
Expenses	$51,916
Net Loss	$46,916
Net Loss per Share - Basic and Diluted	(0.01)
Weighted Average Number Shares Outstanding - Basic and Diluted	5,748,148

Liquidity and Capital Resources

From October 4, 2013 (inception) through October 31, 2013 and January 13, 2014, we generated revenues of $5,000 and $28,550, respectively from our business operations. Since our inception through October 31, 2013, and January 13, 2014, we raised $81,000 from the sale of 2,975,000 common shares to 13 investors for cash consideration.

Our current cash on hand as of January 13, 2014 was $25,014, which will be used to meet our current monthly operating costs of $20,000 for one month.  Our operating costs will increase by approximately $2,000 per month when this registration statement is declared effective because of the costs of SEC reporting.

Through October 31, 2013, we incurred $51,916 on general and administrative operating expenses. As of October 31, 2013, we had accrued current liabilities of $42,929.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

SIGNIFICANT ACCOUNTING POLICIES

We report revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

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Use of estimates - Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Software development costs - Costs incurred in connection with the development of software products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985 “Costs of Software to Be Sold, Leased or Marketed.”  Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market but may be expensed if the Company is in the development stage.  Amortization of capitalized software development costs begins upon initial product shipment. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months), using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.  During the period from October 4, 2013 (inception) to October 31, 2013, the Company did not capitalize any software development costs.

Revenue recognition – The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.  The Company intends on generating revenue from three sources; sale of game applications, sale of advertising provided with games, and outsourced application development services.

Revenue through October 31, 2013 includes only outsourced application development services recognized in accordance with ASC 605-28 "Milestone Method". The Company may bill for these services prior to attainment of the performance milestones. Receipts in excess of revenue earned as of the balance sheet date are included in deferred revenue.

Stock-based compensation - The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires us to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

PER SHARE INFORMATION

We compute net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for nutritional and dietary supplement companies.

PROPERTIES

We lease an aggregate of 500 square feet of office and warehouse space at 305 Forest Ave, Woodmere, NY 11598 for $500 on a month to month basis from our consultant and shareholder, Yaakov Fulda. To date, we have accrued these amounts. We believe our facilities are suitable for our present needs.

We do not currently rent any property other than our current location at 305 Forest Ave., Woodmere, NY 11598. We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 22, 2013, we entered into an agreement with a related party, DNA Interactive Games Limited. Our Chief Executive Officer, David Lovatt is a director of DNA Interactive. During the period ended October 31, 2013 and January 13, 2014, we recognized $5,000 and $28,550 respectively of revenue from this contract.

On October 4, 2013, we sold 2,500,000 shares of our common stock to our chief executive officer and director, David Lovatt for the price of $.0001 per share or an aggregate of $250. On December 9, 2013 we sold 1,000,000 shares of common stock to David Lovatt at the price of $.05 per share or an aggregate of $50,000. This amount was paid by reducing salary due to him over a six month period.

On October 4, 2013, we sold 2,500,000 shares of our common stock to our secretary and treasurer, Elliot Polatoff for the price of $.0001 per share or an aggregate of $250.

We occupy office space owned by a shareholder and consultant on a month to month basis pursuant to a written agreement. No rent has been paid and rent accrues at the rate of $500 per month until June 1, 2014.

David Lovatt, our chief executive officer, president and director controls DNA Interactive Games, Inc. which is our only customer and source of the $5,000 of revenues we have generated to date.

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Sole Director has determined that he is not “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Bulletin Board does not provide such a definition. Therefore, our sole director is not independent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

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•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock under Rule 144.

Sales of our common stock under Rule 144.

We presently have 10,175,000 common shares outstanding. Of these shares 4,175,000 common shares are held by non-affiliates and 6,000,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144.

We are registering 3,675,000 common shares held by non-affiliates. We are not registering shares held by affiliates. The remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 17 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

35

Transfer Agent

Our transfer agent is VStock Transfer LLC located at 77 Spruce Street, Suite 201 Cedarhurst, NY 11516. Their telephone number is 212-828-8436 and their website is located at http://www.vstocktransfer.com.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before October 31, 2014, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through October 31, 2014, including a Form 10-K for the year ended October 31, 2014, assuming this registration statement is declared effective before that date. At or prior to October 31, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on October 31, 2014. If we do not file a registration statement on Form 8-A at or prior to October 31, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov ). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the year ended October 31, 2013, the first fiscal year since our inception.

Name	Position	Year	Salary		Bonus	Stock Awards	Option	Non-equity incentive plan compensation	Non- qualified deferred compens ation	All other Compensation	Total
David Lovatt	Chief Executive Officer, Sole Director	2013	$10,000	(1)	0	0	0	0	0	0	0
Elliot Polatoff	Treasurer, Secretary	2013	$10,000	(1)	0	0	0	0	0	0	0

(1) On October 4, 2013, we sold 2,500,000 shares of our common stock to David Lovatt in exchange for $250 or $.0001 per share. On December 9, 2013 we issued 1,000,000 shares to David Lovatt in exchange for $50,000 or $.05 per share.

(2) On October 4, 2013, we sold 2,500,000 shares of our common stock to Elliot Polatoff in exchange for $250 or $.0001 per share.

36

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of October 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END OCTOBER 31, 2013

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

David Lovatt	0	0	0	0	0	0	0	0	0

Elliot Polatoff	0	0	0	0	0	0	0	0	0

Directors Compensation

David Lovatt is our sole director. Our directors are not compensated for their service as directors.

Narrative disclosure to summary compensation and option tables

On October 4, 2013, entered into an agreement with David Lovatt, our Chief Executive Officer and Sole Director to provide services to us. The agreement has a term of three years and requires us to pay $10,000 monthly to Mr. Lovatt for his services.

On October 4, 2013, entered into an agreement with Elliot Polatoff, our treasurer and secretary to provide services to us. The agreement has a term of three years and requires us to pay $10,000 monthly to Mr. Polatoff for his services.

Our board of directors determines the compensation paid to our executive officers based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the board of directors from time to time. The board will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

•	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

37

•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

•	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

38

POCKET GAMES, INC.

(A Development Stage Company)

Period from October 4, 2013 (Inception) to October 31, 2013

39

POCKET GAMES, INC.
(A Development Stage Company)

Contents
Period October 4, 2013 (Inception) to October 31, 2013	Pages

Financial Statements

Report of Independent Registered Public Accounting Firm	42

Balance Sheet	43

Statement of Operations	44

Statement of Changes in Stockholders’ Equity	45

Statement of Cash Flows	46

Notes to Financial Statements	47- 51

40

Financial Statements

41

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:

Pocket Games, Inc.

We have audited the accompanying balance sheet of Pocket Games, Inc. (a development stage company) as of October  31, 2013 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from October 4, 2013 (inception) to October 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pocket Games, Inc. as of October 31, 2013 and the results of its operations and its cash flows, for the period from October 4, 2013 (inception) to October 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss and net cash used in operations of $46,916 and $8,542, respectively, for the period from October 4, 2013 (inception) to October 31, 2013 and a working capital deficit and deficit accumulated during development stage of $19,471 and $46,916, respectively, at October 31, 2013 and is in development stage with minimal revenues, all of which are from a related party. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

December 18, 2013

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

42

POCKET GAMES, INC.
(A Development Stage Company)

Balance Sheet
October 31, 2013

Assets

Current Assets:
Cash	$21,458
Prepaid expenses	2,000
Total Current Assets	23,458
Deferred costs	53,055
Total Assets	$76,513

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts payable	$13,389
Accrued expenses payable to related parties	1,540
Accrued salaries	19,500
Deferred revenue	8,500
Total Current Liabilities	42,929

Commitments and Contingencies (Note 7)

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding at October 31, 2013	-
Common stock, $0.0001 par value; 499,000,000 shares authorized, 6,600,000 shares issued and outstanding at October 31, 2013	660
Additional paid-in capital	79,840
Deficit accumulated during the development stage	(46,916)
Total Stockholders' Equity	33,584
Total Liabilities and Stockholders' Equity	$76,513

See accompanying notes to the financial statements.

43

POCKET GAMES, INC.
(A Development Stage Company)

Statement of Operations
Period October 4, 2013 (Inception) to October 31, 2013

Revenue:
Application development services - related party	$5,000

Costs and Expenses:
Cost of revenues	4,942
General and administrative	46,974
Total Costs and Expenses	51,916

Loss Before Provision for Income Taxes	(46,916)

Provision for Income Taxes	-

Net Loss	$(46,916)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	5,748,148

Net Loss Per Common Share:
Basic and Diluted	$(0.01)

See accompanying notes to the financial statements.

44

POCKET GAMES, INC.
(A Development Stage Company)

Statement of Changes in Stockholders' Equity
Period October 4, 2013 (Inception) to October 31, 2013

						Deficit
						Accumulated
						During the	Total
	Preferred Stock		Common Stock		Additional	Development	Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Stage	Equity

Balance at inception, October 4, 2013	-	$-	-	$-	$-	$-	$-

Stock issued to founders	-	-	5,000,000	500	-	-	500

Stock issued for services	-	-	1,000,000	100	49,900	-	50,000

Issuance of common stock for cash	-	-	600,000	60	29,940	-	30,000

Net Loss	-	-	-	-	-	(46,916)	(46,916)
Balance, October 31, 2013	-	$-	6,600,000	$660	$79,840	$(46,916)	$33,584

See accompanying notes to the financial statements.

45

POCKET GAMES, INC.
(A Development Stage Company)

Statement of Cash Flows
Period October 4, 2013 (Inception) to October 31, 2013

Cash Flows from Operating Activities:
Net loss	$(46,916)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	4,167
Increase in operating assets:
Prepaid expenses	(2,000)
Increase in operating liabilities:
Accounts payable	6,167
Accrued expenses payable to related parties	1,540
Accrued salaries	20,000
Deferred revenue	8,500
Total adjustments	38,374
Net Cash Used in Operating Activities	(8,542)

Cash Flows from Financing Activities:
Proceeds from sale of common stock	30,000
Net Cash Provided by Financing Activities	30,000

Net Increase in Cash	21,458
Cash, beginning of period	-
Cash, end of period	$21,458

Cash Paid for:
Interest	-
Income taxes	-

Non-cash Investing and Financing Activities:
Stock issued to officers paid by reducing accrued salaries	$500
Stock issued to consultant and recorded as deferred cost	50,000
$50,500

See accompanying notes to the financial statements.

46

POCKET GAMES, INC.
(A Development Stage Company)

Notes to Financial Statements
Period from October 4, 2013 (Inception) to October 31, 2013

1.	Nature of Operations

Pocket Games, Inc. (the "Company") was incorporated on October 4, 2013 under the laws of the State of Florida and established a fiscal year end of October 31. The Company is engaged in the development, marketing and sale of interactive games for mobile devices, tablets and computers. The Company has limited customers, products and revenues to date, and follows the accounting guidelines for accounting for and reporting in Development Stage Enterprises in preparing its financial statements.

2.	Basis of Presentation and Going Concern

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is presented as a development stage company. Activities during the development stage include development of a strategic business plan, and a senior management team, product development and fund raising activities.

As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $46,916 and $8,542, respectively, for the period from October 4, 2013 (inception) to October 31, 2013 and a working capital deficit and deficit accumulated during development stage of $19,471 and $46,916, respectively, at October 31, 2013. From inception through October 31, 2013, and through December 18, 2013, the Company has generated only minimal revenues, all of which are from a related party.

The Company's business plan, and its ability to continue as a going concern, is dependent upon its ability to obtain sufficient capital to fund its operations which include compensation to employees and consultants, product development, production, marketing and distribution. The Company will require approximately $264,000 to meet its operating expenses and carry out its plan of operations over the next twelve months.  The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations and carry out its plan of operations.

The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.   The Company's present revenues are insufficient to meet operating expenses. In response to its need for additional capital, the Company plans to seek to raise funds through the sale of its equity or debt securities to finance its operations and continue as a going concern. The Company has not located any source of capital and its ability to raise additional capital through the sale of debt or equity securities is unknown. As such, capital may not be available to the Company to fund its operations, proposed expenditures, working capital and other cash requirements through its next fiscal year ending October 31, 2014.   The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

3.	Significant Accounting Policies and Recent Accounting Pronouncements

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the financial statements include the valuation of deferred tax assets and valuation of stock-based compensation and fees.

Foreign currency transactions - The Company translates foreign currency transactions to the Company's functional currency, United States Dollar, at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.

Cash and cash equivalents - Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at October 31, 2013.

47

POCKET GAMES, INC.
(A Development Stage Company)

Notes to Financial Statements
Period from October 4, 2013 (Inception) to October 31, 2013

Accounts receivable and allowance for doubtful accounts - Accounts receivables may result from our product sales or outsourced application development services. Management must make estimates of the uncollectability of accounts receivables. Management specifically analyzed customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

Software development costs - Costs incurred in connection with the development of software products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985 “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market but may be expensed if the Company is in the development stage. Amortization of capitalized software development costs begins upon initial product shipment. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months), using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset. During the period from October 4, 2013 (inception) to October 31, 2013, the Company did not capitalize any software development costs.

Revenue recognition – The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company intends on generating revenue from three sources; sale of game applications, sale of advertising provided with games, and outsourced application development services.

Revenue through October 31, 2013 includes only outsourced application development services recognized in accordance with ASC 605-28 "Milestone Method". The application development revenue totaling $58,500, will be earned upon attainment of five stipulated milestones over a four month period. The Company may bill for these services prior to attainment of the performance milestones. Revenues recognized under this arrangement from October 4, 2013 (inception) to October 31, 2013 were $5,000. Receipts in excess of revenue earned as of the balance sheet date are included in deferred revenue.

Stock-based compensation - The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

Research and development - Expenditures for research and product development costs are expensed as incurred.

Income taxes – Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

48

POCKET GAMES, INC.
(A Development Stage Company)

Notes to Financial Statements
Period from October 4, 2013 (Inception) to October 31, 2013

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a "more-likely-than-not" threshold. As of October 31, 2013, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Earnings per share - Basic and diluted earnings per share are computed based on the weighted-average common shares and common share equivalents outstanding during the period. At October 31, 2013, there were no outstanding common share equivalents.

Concentrations -

Concentration of credit risk - The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through October 31, 2013. There were no balances in excess of FDIC insured levels as of October 31, 2013.

Concentration of revenue - All the revenue included in the accompanying financial statements is from one line of business, outsourced application development services, from a single related party customer, based in the United Kingdom. (See Note 6).

Fair value measurements and fair value of financial instruments - The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

*	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
*	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.
*	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheet for cash, accounts payable, and amounts due to related party approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC Topic 820.

Recent Accounting Pronouncements - The Company has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

49

POCKET GAMES, INC.
(A Development Stage Company)

Notes to Financial Statements
Period from October 4, 2013 (Inception) to October 31, 2013

4.	Capitalization

Authorized shares - The Company is authorized to issue 499,000,000 shares of its $0.0001 par value common stock. As of October 31, 2013, 6,600,000 shares were issued and outstanding. The Company is also authorized to issue 1,000,000 shares of its preferred stock. As of October 31, 2013, there were no preferred shares issued or outstanding.

Share issuances - On October 4, 2013, the Company issued 5,000,000 shares of common stock to the directors of the Company for $500. The $500 was paid by reducing accrued salaries due to these officers.

During October 2013, the Company agreed to issue 600,000 shares of common stock for $30,000 received, or $0.05 per share.

On October 15, 2013, the Company agreed to issue 1,000,000 shares of common stock to a consultant for services to be provided pursuant to a six month agreement. These shares are valued at the recent cash sales price of $0.05 per shares for a total value of $50,000. The $50,000 value was recorded as deferred costs and is being recognized as consulting expense pro rata over the six month term. (see Note 7)

As of the date of this report, none of the certificates for any share sales or grants have been physically issued.

5.	Income Taxes

The Company maintains deferred tax assets that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These deferred tax assets consist of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the Company's history of losses.

The income tax provision from October 4, 2013 (inception) through October 31, 2013 is as follows:

Current Tax Provision:
Taxable income	$-
Total current tax provision	$-

Deferred Tax Provision:
Loss carryforward	$31,500
Less valuation allowance	(31,500)
Total deferred tax provision	$-

The Company's approximate net deferred tax assets as of October 31, 2013 are as follows:

Deferred Tax Assets:
Net operating loss carryforward	$31,500
Valuation Allowance	(31,500)
Net Deferred Tax Asset	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended October 31, 2013 because it was not known whether future taxable income will be sufficient to utilize the loss carry forwards. The potential tax benefits arising from these loss carryforwards will expire in 2033.

50

POCKET GAMES, INC.
(A Development Stage Company)

Notes to Financial Statements
Period from October 4, 2013 (Inception) to October 31, 2013

Additionally, the future utilization of the NOL carry forwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carry forwards that expire prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company has identified its federal income tax return as its major tax jurisdictions. The fiscal 2013 year is still open for examination.

6.	Related Party Transactions

The Company entered into a contract, whereby the Company will develop and deliver, on a milestone schedule, a game application, to an entity related to an officer of the Company. The officer is a director on the customer's Board. During the period ended October 31, 2013, the Company recognized $5,000 of revenue related to this contract.

The Company is leasing office space from a shareholder and consultant. There is no formal agreement and no rent has been paid. The related accrued rent of $500 and another $1,040 of reimbursable expenses due to an officer as of October 31, 2013 are included in the “accrued expenses payable to related parties” in the accompanying financial statements.

7.	Commitments and Contingencies

Employment Contracts – On October 4, 2013, the Company entered into two employment agreements with the two officers of the Company. Both agreements are for a term of three years and require monthly payments of $10,000 to each officer.

Consulting Contract – On October 15, 2013, the Company entered into a six month consulting agreement. The agreement requires compensation of $50,000 and immediate issuance of 1,000,000 common shares to the consultant and may be terminated by either party with 15 days’ notice. None of the compensation was paid as of October 31, 2013, however, the Company accrued $4,167 of the cash due and recorded the shares due as deferred consulting (since they should have been issued and vested at the agreement date) of $50,000 to be recognized over the six month term. (see Note 4).

Vendor Agreement - The Company entered into an oral agreement to pay an approximate $42,000 cash fee to a third party application development firm services to be performed based on a stipulated milestone schedule. As of October 31, 2013 approximately $4,900 has been paid and expensed.

8.	Subsequent event

In November 2013, the Company issued 2,600,000 shares of common stock for $53,500 with 1,500,000 of those shares sold at $0.004 per share, 800,000 shares at $0.05 per share and 300,000 shares at $.025 per share. A subscription receivable of $17,500 relates to 925,000 of these shares as of December 17, 2013.

In December 2013, the Company issued 800,000 shares of common stock for $20,000 at a price of $0.025 per share.

In December 2013, the Company issued 1,000,000 shares of common stock for $50,000 at $0.05 per share to an officer of the Company. This amount may be paid by reducing accrued salaries due to an officer over six months or paid immediately.

On December 12, 2013, the Company issued 200,000 vested common shares for legal services valued at $10,000 or $.05 per share based upon recent shares sold for cash consideration.

51

PROSPECTUS – SUBJECT TO COMPLETION DATED JANUARY___, 2014

POCKET GAMES, INC.

Selling shareholders are offering up to 3,675,000 shares of common stock. The selling shareholders will offer their shares at $.25 per share until our shares are quoted on the OTC Bulletin Board or Pink Sheet Exchange and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Item	Amount
SEC Registration Fee	$118.34
Legal Fees and Expenses*	$40,000
Accounting Fees and Expenses*	$12,500
Miscellaneous*	$5,000
Total*	$57,618.34
*Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

In the two years prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 506 of the Securities Act of 1933, as amended for the offer and sale of the securities.

We believed these exemptions were available because:

•	We are not a blank check company;
•	We filed a Form D, Notice of Sales, with the SEC;
•	Sales were not made by general solicitation or advertising;
•	All certificates had restrictive legends;
•	Sales were made to persons with a pre-existing relationship to our chief executive officer and sole director, David Lovatt; and
•	Sales were made to investors who represented that they were accredited investors.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access. Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

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Common Stock Offering For Cash Consideration

On October 4, 2013, we sold 2,500,000 shares of our common stock to our chief executive officer and director, David Lovatt for the price of $.0001 per share or an aggregate of $250. On December 9, 2013 we sold 1,000,000 shares to David Lovatt for $.05 a share or an aggregate of $50,000.

On October 4, 2013, we sold 2,500,000 shares of our common stock to our treasurer and secretary, Elliot Polatoff for the price of $.0001 per share or an aggregate of $250.

On December 5, 2013, we sold 400,000 shares of our common stock to Jason Klor for the price of $.025 per share or an aggregate of $10,000.

On November 11, 2013, we sold 50,000 shares of our common stock to Evan Pockriss for the price of $.05 per share or an aggregate of $2,500.

On October 28, 2013, we sold 100,000 shares of our common stock to Shoshana Rumstein for the price of $.05 per share or an aggregate of $5,000.

On October 24, 2013, we sold 300,000 shares of our common stock to Mordecia Lent for the price of $.05 per share or an aggregate of $15,000.

On October 24, 2013, we sold 200,000 shares of our common stock to Adam Isaac Yanofsky for the price of $.05 per share or an aggregate of $10,000.

On November 7, 2013, we sold 150,000 shares of our common stock to Benjamin Pollack for the price of $.05 per share or an aggregate of $7,500.

On November 21, 2013, we sold 100,000 shares of our common stock to Deborah Katz for the price of $.025 per share or an aggregate of $2,500.

On November 21, 2013, we sold 100,000 shares of our common stock to Shlomo Katz for the price of $.025 per share or an aggregate of $2,500.

On November 15, 2013, we sold 100,000 shares of our common stock to Mordechai Goldfelder for the price of $.025 per share or an aggregate of $2,500.

On November 6, 2013, we sold 500,000 shares of our common stock to Steve Mellner for the price of $.004 per share or an aggregate of $2,000.

On November 4, 2013, we sold 375,000 shares of our common stock to Michael Zylberberg for the price of $.004 per share or an aggregate of $1,500.

On November 25, 2013, we sold 200,000 shares of our common stock to Elisha Aryeh for the price of $.05 per share or an aggregate of $10,000.

On December 5, 2013, we sold 400,000 shares of our common stock to Michael Fulda for the price of $.025 per share or an aggregate of $10,000.

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Shares for Services

On October 15, 2013, we issued 1,000,000 shares of our common stock to Yaakov Fulda for services rendered. We valued these shares at $.05 per share or an aggregate of $50,000.

On December 12, 2013, we issued 200,000 shares of our common stock to Hamilton & Associates Law Group, P.A. a Florida corporation controlled by Brenda Hamilton for legal services rendered to us. We valued these shares at $.05 per share or an aggregate of $10,000.

EXHIBITS

Exhibit 3	1 Articles of Incorporation*

2 Bylaws*

Exhibit 4	1 Form of Subscription Agreement*

Exhibit 5	1 Legal Opinion of Hamilton & Associates Law Group, P.A.**

Exhibit 10	1 Agreement between David Lovatt and Pocket Games, Inc.*
2 Agreement between Elliot Polatoff and Pocket Games, Inc.*
3 Agreement between Yaakov Fulda and Pocket Games, Inc.*
4. Agreement between Pocket Games, Inc. and DNA Interactive Games Limited**
5. Lease Agreement between Pocket Games, Inc. and Yaakov Fulda. **

Exhibit 23	1 Consent of Salberg & Company. P.A.**
2 Consent of Hamilton & Associates Law Group, P.A. (included in Exhibit 5.1)**
*Denotes Exhibits filed with our registration statement filed with the Securities and Exchange Commission on December 18, 2013.
** Filed herewith.

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UNDERTAKINGS

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on January 15, 2014

Pocket Games, Inc.

By:	/s/ David Lovatt
David Lovatt
Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

NAME	TITLE	DATE

/s/ David Lovatt	President, Chief Executive Officer,	January 15, 2014
David Lovatt	Principal Accounting Officer, Director

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